UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 29, 2016 (February 29, 2016)

BlackRock, Inc.
(Exact name of registrant as specified in its charter)

DELAWARE	001-33099	32-0174431
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 East 52nd Street, New York, New York	10055
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 810-5300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)  On February 29, 2016, BlackRock, Inc. (“BlackRock” or the “Company”) announced that, after 17 years of service, Joseph Feliciani Jr. will transition out of the role of Principal Accounting Officer (“PAO”) of the Company, effective March 1, 2016.  Mr. Feliciani will remain with the Company and continue as the Chief Operating Officer of Finance, where he will assist BlackRock’s Chief Financial Officer in managing BlackRock’s global finance organization.  Mr. Feliciani will also remain active on several internal BlackRock committees and continue as a member of the board of several BlackRock subsidiaries.

(c)  On February 29, 2016, the Company announced that Marc Comerchero (age 43) will become the Company’s PAO, effective March 1, 2016.  Mr. Comerchero, who is a Certified Public Accountant, joined BlackRock in 2006 and has held a variety of positions within the Company’s Finance department, including as head of Global Corporate Accounting and head of External Reporting. Prior to his appointment as PAO, Mr. Comerchero had been BlackRock’s Global Controller since 2013 where he was responsible for all matters within the controllers group, including external/regulatory reporting, accounting policy, compensation accounting, investment accounting and finance operations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BlackRock, Inc.
(Registrant)

By:	/s/ Gary Shedlin
Name:	Gary S. Shedlin
Title:	Senior Managing Director and Chief Financial Officer

Date: February 29, 2016